SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 3, 2003

(Date of Earliest Event Reported)

AUTOZONE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street Memphis, Tennessee		38103
(Address of Principal Executive Offices)		(Zip Code)

(901) 495-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

General

On August 11, 2003, AutoZone, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-107828) (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of up to $500,000,000 aggregate offering price of debt securities, which Registration Statement was declared effective on August 22, 2003.

On November 3, 2003, the Company initiated the offering of $200,000,000 aggregate principal amount of its 4.75% Senior Notes due 2010 (the “Notes due 2010”) and $300,000,000 aggregate principal amount of its 5.50% Senior Notes due 2015 (the “Notes due 2015”, and together with the Notes due 2010, the “Notes”), pursuant to an underwriting agreement (the “Underwriting Agreement”) and related terms agreement dated November 3, 2003 (the “Terms Agreement”), by and among the Company and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein. The Company expects to complete the sale, and the underwriters expect to deliver the Notes, on or about November 6, 2003. The Notes will be issued pursuant to the Indenture, dated as of August 8, 2003, between the Company and Bank One Trust Company, N.A., as trustee, a copy of which is incorporated by reference in the Registration Statement as Exhibit 4.1 thereto. Each of the Underwriting Agreement, the Terms Agreement, the form of 4.75% Note due 2010 and the form of 5.50% Note due 2015 is filed herewith as an Exhibit and incorporated herein by this reference.

ITEM 7. Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement, dated November 3, 2003, by and among the Company and Banc of America Securities LLC and Wachovia Capital Markets, LLC.

1.2	Terms Agreement, dated November 3, 2003, by and among the Company and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein.

4.1	Form of 4.75% Note due 2010.

4.2	Form of 5.50% Note due 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

Date: November 5, 2003	By:	/s/ Harry L. Goldsmith

Name: Harry L. Goldsmith Title: Senior Vice President, General Counsel and Secretary